EXHIBIT 10(iii)A3

June 20, 2003

James H. Heagle

Executive Vice President

Acuity Brands, Inc.

1170 Peachtree Street, NE

Suite 2400

Atlanta, GA 30309

Dear Jim:

Acuity Brands recently undertook a review of its retirement programs and, as a result of that review, a number of changes to the plans covering employees at the corporate office were implemented on January 1, 2003. This letter provides an overview of the changes that affect you.

The 401(k) Plan covering corporate office employees was changed effective January 1, 2003, in a number of respects:

•	For administrative and compliance purposes, the 401(k) Plan was combined with the Acuity Lighting Group 401(k) Plan. The resulting plan, called the Acuity Brands, Inc. 401(k) Plan, is substantially the same as the current plan. To facilitate this merger, there was a short “blackout period,” described on Exhibit A.

•	Matching contributions were increased to 60% of the participant’s deferrals up to 6% of compensation (a total match of 3.6% or a 20% increase over the current plan).

•	Vesting in the Company’s matching contributions will be based upon the period from your date of hire to your date of termination rather than hours of service worked each calendar year, but in no event will a current participant receive fewer years of service than under the prior rules.

•	The minimum hardship withdrawal will be reduced to $500 from $1,000.

Except for the changes outlined above, the combined 401(k) Plan will operate in the same manner as the plan in which you currently participate, including employee deferrals, investment options and changes, payouts and loan rules.

James H. Heagle

June 20, 2003

With respect to the Acuity Brands, Inc. Pension Plan, the defined benefit pension plan that covers corporate office employees:

•	Benefit accruals under the Pension Plan ceased effective as of December 31, 2002, and no compensation earned or service credited after that date will count under the plan (see attached Notice of Cessation of Benefit Accruals).

•	Your accrued benefit in the Pension Plan (if any) will be paid to you after you terminate employment in accordance with the terms of the plan.

You are currently a participant in the Acuity Brands, Inc. Supplemental Retirement Plan for Executives (“Current SERP”). As you are aware, your participation in the Current SERP will cease effective as of December 31, 2002, contingent upon your waiver of the benefits due you under that plan, at which time you will become a participant in the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan (“New SERP”). As shown on Exhibit B attached hereto, your benefits are greater under the New SERP than under the Current SERP.

Please indicate your waiver of benefits under the Current SERP and your acceptance of benefits under the New SERP, effective as of December 31, 2002, by signing and dating both copies of this letter in the space provided below. Please return one copy of the signed letter to Helen Haines at the Peachtree office at your earliest convenience, but no later than July 1, 2003.

If you have any questions concerning these plan changes, please contact Jane Struble at 770-860-3545.

Very truly yours,

/s/ Larry Miller
Larry Miller

J. H. Heagle
James H. Heagle

6-23-03
Date

EXHIBIT A

ACUITY BRANDS, INC.

401(K) PLAN

TRANSITION PERIOD AND BLACKOUT PERIOD

DECEMBER 20TH—Last day to submit distribution paperwork to Acuity Brands.

DECEMBER 30TH—Up to 4 p.m. ET—Last day to make any of the following transactions until blackout period is over:

•	Change your contribution percentage

•	Request a loan

•	Make changes to future investment elections

•	Transfer balances among investment funds

During this period participants will still be able to view their account balances; however, no transaction can be made.

JANUARY 1, 2003—Plan accounts transferred to merged 401(k) Plan. At this point, accounts will no longer be available for viewing until blackout is over.

JANUARY 4, 2003—Blackout over and participants have access to their account for all purposes.

Exhibit B

SERP Benefit Comparison

James H. Heagle

Present Value of Benefits at January 1, 2003
Current SERP	243,200
Plan C Benefit Loss	56,897
EDCP Match Loss	7,100

Total Current Plans	307,197
New SERP	396,100

Decrease in Benefits	NA